Coinmach Service Corp. Announces Fiscal First Quarter 2008

Financial Results and Declares Class A Common Stock Dividends

PLAINVIEW, N.Y., August 1, 2007 — Coinmach Service Corp. (the “Company”) (Amex: “DRY”, “DRA”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its quarterly financial results for the quarter ended June 30, 2007.

Additionally, the Company’s board of directors has approved a dividend on shares of its Class A common stock of approximately $0.206 per share of Class A common stock payable on September 4, 2007 to holders of record on August 27, 2007, which together with an interest payment of approximately $0.169 on the underlying 11% senior secured note payable to holders of record on August 27, 2007 will aggregate $0.375 per IDS.

The Class A common stock dividend represents the Company’s eleventh consecutive quarterly dividend payment, consistent with the Company’s dividend policy.

Results for the Quarter Ended June 30, 2007 and 2006

Net Cash Flow before IDS distributions and dividends was $11.3 million for the quarter ended June 30, 2007 as compared to $13.2 million for the quarter ended June 30, 2006.

The following table (unaudited) reflects the computation of Net Cash Flow* (in millions):

	Quarter ended
	June 30,
	2007	2006
Consolidated EBITDA*:	$40.3	$41.9
Less:
Interest Expense from Third party notes and other	11.4	11.1
Capital Expenditures (1)	17.0	16.4
Capital Expenditures relating to technology upgrades	0.6	1.2

Net Cash Flow before IDS distributions and dividends	11.3	13.2

IDS interest distributions	2.3	2.3
Dividends-Class A Common Stock	6.0	6.0

Net Cash Flow	$3.0	$4.9

• Consolidated EBITDA for the 2008 period excludes transaction costs relating to the transactions contemplated by the merger agreement entered into by the Company with an affiliate of Babcock & Brown in June 2007. Consolidated EBITDA for the 2007 period excludes transaction costs related to the Company’s purchase of a portion of its 11% senior secured notes in April 2006. For information regarding the Company’s use of Net Cash Flow and EBITDA and for reconciliations of such non-GAAP measures to net (loss) income and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

The following discussion of operating results focuses on unaudited revenue and EBITDA for each of the Company’s operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net (loss) income and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

	Quarter ended
	June 30,
	2007	2006
Revenue:

Route	$122.0	$124.0
Rental	9.7	9.5
Distribution	5.4	5.8

Total	137.1	139.3

EBITDA (unaudited):

Route	$39.5	$40.5
Rental	4.3	4.1
Distribution	0.3	0.3
Corporate	(3.8)	(3.0)

Total	40.3(1)	41.9(2)

Capital Expenditures: (3)

Route	$16.2	$16.0
Rental	0.8	0.4
Distribution	—	—
Corporate (4)	0.6	1.2

Total	17.6	17.6

(1) Excludes transaction costs relating to the transactions contemplated by the merger agreement entered into by the Company with an affiliate of Babcock & Brown in June 2007.

(2) Excludes transaction costs relating to the repurchase in April 2006 of approximately $5.6 million principal amount of the Company’s 11% senior secured notes.

(3) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(4) Includes expenditures for technology upgrades related primarily to the ongoing consolidated service and dispatch center, along with other field service management and collection systems for the periods presented.

On June 14, 2007, the Company entered into a merger agreement with an affiliate of Babcock & Brown. Under the terms of the merger agreement, the holders of the Company’s Class A common stock (including the Class A common stock underlying the Company’s Income Deposit Securities) and Class B common stock will receive $13.55 per share in cash for their shares. The Company’s Board of Directors has unanimously approved the merger agreement, which is expected to close during the Company’s third quarter.

Earnings Conference Call

As a result of the pending merger transaction with an affiliate of Babcock & Brown, the Company is not hosting an earnings call with respect to the First Quarter’2008 financial results.

About Coinmach Service Corp.

Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

Presentation of Non-GAAP Financial Information

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Flow is defined as consolidated EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Flow (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Flow and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Flow and EBITDA to net (loss) income and cash flow provided from operating activities are included in the attached tables.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Quarter ended June 30,
	2007	2006
Revenues	$137,094	$139,285

Operating, general and administrative expense	96,812	97,433
Depreciation and amortization	18,130	18,624
Amortization of advance location payments	4,900	4,900
Amortization of intangibles	3,492	3,560

	123,334	124,517
Operating income	13,760	14,768

Interest expense	13,714	13,430
Transaction costs	3,000	845

Income before income taxes	(2,954)	493
(Benefit) provision for income taxes	(1,007)	301

Net (loss) income	$(1,947)	$192

COINMACH SERVICE CORP.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA
(unaudited, in thousands)

	Quarter ended June 30,
	2007	2006
Net (loss) income	$(1,947)	$192
Depreciation and amortization	26,522	27,084
(Benefit) provision for income taxes	(1,007)	301
Interest expense	13,714	13,430

EBITDA (1)	37,282	41,007
Add back transaction costs:	3,000	845

EBITDA (excluding transaction costs)	$40,282	$41,852

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(unaudited, in thousands)

	Quarter ended June 30,
	2007	2006
Cash flow provided by operating activities	$27,535	$30,588
(Benefit) provision for income taxes	(1,007)	301
Interest expense	13,714	13,430
Loss on redemption of 11% senior notes	—	(831)
Gain on sale of equipment	196	77
Stock-based compensation	(103)	(38)
Deferred income taxes	1,253	(133)
Amortization of deferred issue costs	(198)	(200)
Changes in assets and liabilities,
net of effects of business combination	(4,108)	(2,187)

EBITDA (1)	37,282	41,007
Add back transaction costs:	3,000	845

EBITDA (excluding transaction costs)	$40,282	$41,852

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is

(2)	useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by U.S. generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by U.S. generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(unaudited in thousands)

	Quarter ended
	June 30,
	2007	2006
OPERATING ACTIVITIES:
Net (loss) income	$(1,947)	$192
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,130	18,624
Amortization of advance location payments	4,900	4,900
Amortization of intangibles	3,492	3,560
Deferred income taxes	(1,253)	133
Amortization of deferred issue costs	198	200
Premium on redemption of 11% senior secured notes due 2024	—	417
Write-off of deferred issue costs	—	414
Gain on sale of equipment	(196)	(77)
Stock-based compensation	103	38
Change in operating assets and liabilities	4,108	2,187

Net cash provided by operating activities	27,535	30,588

INVESTING ACTIVITIES:
Additions to property, equipment and leasehold improvements	(15,230)	(14,534)
Advance location payments to location owners	(3,147)	(3,346)
Acquisition of net assets related to acquisition of businesses	(196)	(14,541)
Proceeds from sale of property and equipment	774	293

Net cash used in investing activities	(17,799)	(32,128)

FINANCING ACTIVITIES:
Repayments under credit facility	(8,575)	(575)
Proceeds from credit facility	8,000	—
Principal payments on capitalized lease obligations	(980)	(945)
Repayments to bank and other borrowings	(12)	(70)
Redemption of 11% senior secured notes due 2024	—	(5,649)
Payment of premium on 11% senior secured notes due 2024	—	(417)
Issuance costs	—	(9)
Cash dividends paid	(16,031)	(18,502)

Net cash used in financing activities	(17,598)	(26,167)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,862)	(27,707)

CASH AND CASH EQUIVALENTS:
Beginning of year	39,030	62,008

End of year	$31,168	$34,301

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	June 30,	March 31,
	2007 (Unaudited)	2007
ASSETS:
Current assets:
Cash and cash equivalents	$31,168	$39,030
Receivables, net	6,484	6,755
Inventories	14,940	14,575
Prepaid expenses	4,798	4,997
Interest rate swap asset	3,043	—
Other current assets	2,999	2,377

Total current assets	63,432	67,734

Advance location payments	62,618	64,371
Property, equipment and leasehold improvements, net	236,881	239,740
Contract rights, net	291,403	294,800
Goodwill	208,737	208,590
Other assets	8,882	8,608

TOTAL ASSETS	$871,953	$883,843

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$39,494	$35,796
Accrued rental payments	34,476	33,019
Accrued interest	6,902	6,847
Interest rate swap liability	—	155
Current portion of long-term debt	5,968	5,527

Total current liabilities	86,840	81,344

Deferred income taxes	49,986	50,005
Long-term debt, less current portion	650,310	651,768

Total liabilities	787,136	783,117

Stockholders’ Equity:
Class A common stock, par value $0.01, authorized 100,000,000 shares; 29,260,030 shares issued and outstanding	292	292
Class B common stock, par value $0.01, authorized 100,000,000 shares; 23,374,450 shares issued and outstanding	234	234
Additional paid-in capital	389,965	389,862
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income (loss), net of tax	1,735	(231)
Accumulated deficit	(299,421)	(281,443)

Total stockholders’ equity	84,817	100,726

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$871,953	$883,843

Contact:

Coinmach Service Corp.
Robert M. Doyle, 516-349-8555

Source: Coinmach Service Corp.